Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1/A of our report dated March 20, 2025, which includes an explanatory paragraph as to the Titan Pharmaceuticals, Inc. ability to continue as a going concern, relating to the financial statements of Titan Pharmaceuticals, Inc. as of December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Enrome LLP

Singapore

March 30, 2026

Enrome LLP	143 Cecil Street, #19-03/04	admin@enrome-group.com
	GB Building Singapore 069542	www.enrome-group.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1/A of our report dated November 28, 2025, with respect to the consolidated financial statements of TalenTec Sdn. Bhd. as of July 31, 2025 and 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Enrome LLP

Singapore

March 30, 2026

Enrome LLP	143 Cecil Street, #19-03/04	admin@enrome-group.com
	GB Building Singapore 069542	www.enrome-group.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1/A of our report dated November 28, 2025, which includes an explanatory paragraph as to the Black Titan Corporation’s (formerly known as BSKE Limited) ability to continue as a going concern, relating to the financial statements of Black Titan Corporation (formerly known as BSKE Limited) as of July 31, 2025 and 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Enrome LLP

Singapore

March 30, 2026

Enrome LLP	143 Cecil Street, #19-03/04	admin@enrome-group.com
	GB Building Singapore 069542	www.enrome-group.com